EXHIBIT 10.3

PARKWAY PROPERTIES, INC.
AND PARKWAY PROPERTIES LP
2015 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
Parkway Properties, Inc., a Maryland corporation (the “Company”), pursuant to the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (the “RSUs”). Each RSU represents the right to receive one (1) share of common stock of the Company (each, a “Share”) in accordance with the terms and conditions hereof if applicable vesting conditions are satisfied. This award of RSUs is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”), the Plan, and the Employment Agreement, dated as of [______________], by and between the Company and the Participant (the “Employment Agreement”), each of which is incorporated herein by reference. Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent, as further described in Exhibit A. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	[__________________]
Grant Date:	[______________]
Total Number of RSUs:	[___]
Vesting Commencement Date:	[______________]
Vesting Schedule:	[______________]
Termination of RSUs and Dividend Equivalents:
If the Participant experiences a Termination of Service prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any), and all Dividend Equivalents associated with such RSUs, in each case will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Grant Notice, the Agreement, and the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1 of this Agreement by (i) withholding Shares otherwise issuable to the Participant upon full vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1 of the Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached hereto as Exhibit B.

PARKWAY PROPERTIES, INC.	PARTICIPANT
By:

Print Name:	Print Name:

Title:
Address:

By:

Print Name:

Title:

2

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
ARTICLE I.
GENERAL
1.1    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice to which this Restricted Stock Unit Award Agreement is attached.

(a)“Cause” shall have the meaning provided in the Employment Agreement.

(b)“CIC Termination” shall have the meaning provided in the Employment Agreement.

(c)“Good Reason” shall have the meaning provided in the Employment Agreement.

(d)“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

(e)“Termination of Service” shall mean:

(i) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in Service as an Employee and/or Director with the Company or any of its affiliates.

(ii)As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Participant simultaneously commences or remains in Service as an Employee and/or Consultant with the Company or any of its affiliates.

(iii)As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability, or retirement, but excluding terminations where the Participant simultaneously commences and/or remains in Service as a Consultant and/or Director with the Company or any of its affiliates.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause, and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan and this Agreement, a Participant’s

Service shall be deemed to be terminated in the event that the affiliate employing or contracting with such Participant ceases to remain an affiliate following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE II.
TERMS AND CONDITIONS OF RSUS AND DIVIDEND EQUIVALENTS

2.1    Grant of RSUs. Upon the terms and conditions set forth in the Plan, this Agreement, and the Employment Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs, together with an equivalent number of tandem Dividend Equivalents, under the Plan. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its affiliates. Unless and until the RSUs have fully vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payment in respect of the RSUs.

2.2    Vesting of RSUs.

(a)    Subject to Sections 2.2(b) and 2.4 hereof, the RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice.

(b)    If the Participant experiences a Termination of Service as a result of a CIC Termination after the date on which the Company’s stockholders approve the Plan, all RSUs that have not become vested on or prior to the date of such Termination of Service, and all Dividend Equivalents associated with such RSUs, will immediately vest and become nonforfeitable upon the occurrence of such Termination of Service.

2.3    Payment of RSUs. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.2 hereof, but in no event later than thirty (30) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Code Section 409A), the Company shall deliver to the Participant (or any transferee permitted under Section 3.3 below) a number of Shares equal to the number of RSUs subject to this award or RSUs that fully vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Committee in its sole discretion). Notwithstanding the foregoing, if Shares cannot be issued pursuant to Section 20 of the Plan (or any successor provision thereto) or are delayed under Section 2.5 below, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Shares can be issued in accordance with such Section. In no event shall any such delay in the issuance of Shares impact the payment timing applicable to Dividend Equivalents payable in cash.

2.4    Forfeiture and Termination of RSUs and Dividend Equivalents. All RSUs and Dividend Equivalents granted under this Agreement shall be forfeited and terminated as set forth in the Grant Notice.

2.5    Conditions to Delivery of Shares. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 20 of the Plan. In the event that the Company delays a distribution or payment in settlement of RSUs because it determines that the issuance of Shares in settlement of such RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 2.5 if such delay will result in a violation of Code Section 409A.

2.6    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs or any Shares underlying the RSUs unless and until such Shares shall have been issued by the Company and are held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

2.7    Dividend Equivalents.

(a)    Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent that shall remain outstanding from the Grant Date through the earlier to occur of (i) the termination or forfeiture for any reason of the RSU to which such Dividend Equivalent corresponds or (ii) the delivery to the Participant of the Shares underlying the RSU to which such Dividend Equivalent corresponds.

(b)    The Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with an applicable record date that occurs prior to the Grant Date or after the termination of such RSU for any reason, whether due to payment, forfeiture of the RSU, or otherwise. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

(c)    Each Dividend Equivalent (i) shall become payable if and when the RSU to which such Dividend Equivalent relates vests and (ii) shall be paid in cash, unless otherwise determined by the Committee, at the time of settlement of the underlying RSU in an amount equal to the total dividends per Share with applicable record dates occurring over the period during which such Dividend Equivalent was outstanding, as set forth in Section 2.7(b) above. If the RSU linked to a Dividend Equivalent fails to vest and is forfeited for any reason, then (x) the linked Dividend Equivalent shall be forfeited as well; (y) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment; and (z) the Company shall have no further obligations in respect of such Dividend Equivalent.

ARTICLE III.
MISCELLANEOUS PROVISIONS

3.1    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (including without limitation, as provided in the Grant Notice), an amount sufficient to satisfy all applicable federal, state, and local taxes (including without limitation any income and employment tax obligations) required by law to be withheld (if any) with respect to any taxable event arising in connection with the RSUs and/or the Dividend Equivalents. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, and local taxes applicable to the taxable income of the Participant arising in connection with the RSUs or payments thereunder.

3.2    Administration. The Committee shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company, and all other interested persons.

3.3    Grant Not Transferable. Without limiting the generality of any other provision hereof, the RSUs and the Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 19(d) of the Plan.

3.4    Adjustments. The Participant acknowledges that the RSUs and the Dividend Equivalents are subject to modification and termination in certain events as provided in this Agreement and Sections 14 and 15 of the Plan.

3.5    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

3.6    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs and/or Dividend Equivalents granted pursuant to this Agreement (and any Shares issuable or amounts payable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and Dividend Equivalents and the issuance of Shares with respect thereto and making of payments and that the Participant is not relying on the Company for any tax advice.

3.7    Participant’s Representations. The Participant shall, if required by the Company, concurrently with the issuance of any securities hereunder, make such written representations as are deemed necessary or appropriate by the Company and/or the Committee.

3.8    Section 409A. This Agreement shall be interpreted in accordance with the requirements of Code Section 409A. The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Code Section 409A or an available exemption therefrom; provided, however, that the Committee shall have no obligation to take any such action(s) or to indemnify any person for failing to do so.

3.9    Amendment, Suspension, and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension, or termination of this Agreement shall adversely affect the RSUs or the Dividend Equivalents in any material way without the prior written consent of the Participant.

3.10    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director, Consultant, or other service provider of the Company or any of its affiliates or shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and the Participant.

3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs, the Dividend Equivalents, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs and Dividend Equivalents are granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

3.13    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.14    Successors and Assigns. The Company or any affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.15    Entire Agreement. The Plan, the Employment Agreement, and this Agreement (including all Exhibits thereto or hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its affiliates and the Participant with respect to the subject matter hereof.

3.16    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.17    Governing Law and Venue. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The Participant agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Orlando, Florida.

3.18    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT B
TO RESTRICTED STOCK UNIT GRANT NOTICE
CONSENT OF SPOUSE

I, _______________, spouse of _______________, have read and approve the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Unit Award Agreement attached to the Grant Notice (together with the Grant Notice, the “Agreement”). In consideration of issuing to my spouse the shares of the Restricted Stock Units and Dividend Equivalents set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and any Restricted Stock Units, Dividend Equivalents, or any shares of the common stock of Parkway Properties, Inc. or cash issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse

B-1